EXHIBIT 99.1

Contact:    Damon Elder
Spotlight Marketing Communications
(949) 427-5172 ext. 702
damon@spotlightmarcom.com

Griffin-American Healthcare REIT III Reports Third Quarter 2017 Results

IRVINE, Calif. (Nov. 16, 2017) – Griffin-American Healthcare REIT III, Inc. today announced operating results for the company’s third quarter ended Sept. 30, 2017.

“In little more than three years, our international portfolio has achieved significant scale and diversity, with hundreds of healthcare real estate investments acquired for more than $2.9 billion1 located throughout the United States and the United Kingdom,” said Jeff Hanson, chairman and chief executive officer. “Most importantly, our portfolio continues to perform very well, with high occupancy in both our RIDEA2 and non-RIDEA segments, enviable average remaining lease term, and low portfolio-level debt.”

Chief financial officer Brian Peay added, “During the third quarter, Griffin-American Healthcare REIT III continued to enjoy impressive operational performance and year-over-year quarterly growth. “Funds from operations attributable to controlling interest grew by 137 percent, while both modified funds from operations attributable to controlling interest and net operating income expanded by approximately 6 percent and 3 percent, respectively. We remain very pleased with our performance and overall portfolio operations.”

Third Quarter 2017 Highlights and Subsequent Events

•
Modified funds from operations, as defined by the Investment Program Association, or the IPA, attributable to controlling interest, or MFFO, equaled $25.7 million for the quarter ended Sept. 30, 2017, representing year-over-year growth of approximately 6 percent compared to $24.2 million during the third quarter 2016. Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to controlling interest, or FFO, equaled $27.7 million during the third quarter 2017, representing year-over-year growth of approximately 137 percent versus third quarter 2016 FFO of $11.7 million. Year-over-year growth in FFO is primarily due to the capitalization of direct acquisition-related costs in connection with the purchase of the company’s properties in 2017 compared to expensing such costs in connection with the purchase of the company’s properties in 2016, in accordance with accounting principles generally accepted in the United States of America, or GAAP. (Please see financial reconciliation tables and notes at the end of this release for more information regarding MFFO and FFO.)

•
Net income during the third quarter 2017 was $4.5 million, compared to a net loss of $(56.4) million during the third quarter 2016. Net operating income, or NOI, totaled $55.4 million for the quarter ended Sept. 30, 2017, representing an increase of approximately 3 percent over third quarter 2016 NOI of $54.0 million. (Please see financial reconciliation tables and notes at the end of this release for more information regarding NOI and net income (loss).)

•
As of Sept. 30, 2017, the company’s non-RIDEA property portfolio achieved a leased percentage of approximately 95 percent and weighted average remaining lease term of 8.6 years. The company’s portfolio of senior housing — RIDEA facilities and integrated senior health campuses achieved a leased percentage of approximately 85 percent and 86 percent, respectively, for the nine months ended Sept. 30, 2017. Portfolio leverage[3] was approximately 37 percent.

•	The company declared and paid daily distributions equal to an annualized rate of 6 percent, based upon a $10.00 per share purchase price, to stockholders of record from July 1 to Sept. 30, 2017.

•
Subsequent to the close of the third quarter, on Oct. 4, 2017, the company’s board of directors unanimously approved and established a revised estimated per share net asset value, or NAV, of our common stock of $9.27, a $0.26 increase over the per share NAV of $9.01 approved and established by the board of directors on Oct. 5, 2016. Consistent with the IPA’s practice guideline regarding valuations of publicly registered non-listed real estate investment trusts, or REITs, the valuation upon which the per share NAV was based does not include a portfolio premium that may accrue in a typical real estate valuation process conducted for transaction purposes, nor does it reflect an enterprise value. Please refer to the company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on Oct. 5, 2017 for more information.

[1]	Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects, as of Sept. 30, 2017.

[2]	The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a “RIDEA” structure.

[3]
Total debt divided by total market value of real estate and real estate-related investments. Total market value equals the aggregate purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

FINANCIAL TABLES AND NOTES FOLLOW

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2017 and December 31, 2016
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Real estate investments, net	$2,158,882,000	$2,138,981,000
Real estate notes receivable and debt security investment, net	100,133,000	101,117,000
Cash and cash equivalents	35,876,000	29,123,000
Accounts and other receivables, net	110,488,000	127,684,000
Restricted cash	29,734,000	26,554,000
Real estate deposits	3,344,000	3,173,000
Identified intangible assets, net	182,639,000	200,827,000
Goodwill	75,309,000	75,265,000
Other assets, net	100,785,000	91,794,000
Total assets	$2,797,190,000	$2,794,518,000

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans payable, net	$615,346,000	$495,717,000
Lines of credit and term loans	593,035,000	649,317,000
Accounts payable and accrued liabilities	125,868,000	105,145,000
Accounts payable due to affiliates	2,013,000	2,186,000
Identified intangible liabilities, net	1,708,000	2,216,000
Capital lease obligations	17,857,000	45,295,000
Security deposits, prepaid rent and other liabilities	48,315,000	44,582,000
Total liabilities	1,404,142,000	1,344,458,000

Commitments and contingencies

Redeemable noncontrolling interests	33,352,000	31,507,000

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share; 1,000,000,000 shares authorized; 198,369,180 and 195,780,039 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	1,983,000	1,957,000
Additional paid-in capital	1,776,787,000	1,754,160,000
Accumulated deficit	(574,590,000)	(490,298,000)
Accumulated other comprehensive loss	(2,052,000)	(3,029,000)
Total stockholders’ equity	1,202,128,000	1,262,790,000
Noncontrolling interests	157,568,000	155,763,000
Total equity	1,359,696,000	1,418,553,000
Total liabilities, redeemable noncontrolling interests and equity	$2,797,190,000	$2,794,518,000

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Three and Nine Months Ended September 30, 2017 and 2016
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Resident fees and services	$230,768,000	$218,107,000	$682,300,000	$651,565,000
Real estate revenue	31,980,000	30,823,000	95,422,000	87,191,000
Total revenues	262,748,000	248,930,000	777,722,000	738,756,000
Expenses:
Property operating expenses	199,047,000	187,240,000	596,099,000	568,726,000
Rental expenses	8,299,000	7,653,000	24,925,000	21,582,000
General and administrative	9,270,000	7,232,000	24,642,000	21,379,000
Acquisition related expenses	71,000	15,936,000	532,000	24,184,000
Depreciation and amortization	27,579,000	71,384,000	88,442,000	212,596,000
Total expenses	244,266,000	289,445,000	734,640,000	848,467,000
Other income (expense):
Interest expense:
Interest expense (including amortization of deferred financing costs, debt discount/premium and loss on debt extinguishment)	(14,773,000)	(13,027,000)	(45,356,000)	(32,350,000)
(Loss) gain in fair value of derivative financial instruments	(59,000)	989,000	44,000	(54,000)
(Loss) gain on dispositions of real estate investments	(9,000)	—	3,370,000	—
Impairment of real estate investments	—	—	(4,883,000)	—
Loss from unconsolidated entities	(1,494,000)	(2,355,000)	(3,668,000)	(6,916,000)
Foreign currency gain (loss)	1,384,000	(1,502,000)	3,697,000	(6,544,000)
Other income	210,000	42,000	673,000	411,000
Income (loss) before income taxes	3,741,000	(56,368,000)	(3,041,000)	(155,164,000)
Income tax benefit (expense)	720,000	2,000	1,498,000	(173,000)
Net income (loss)	4,461,000	(56,366,000)	(1,543,000)	(155,337,000)
Less: net loss attributable to noncontrolling interests	176,000	13,921,000	6,051,000	39,245,000
Net income (loss) attributable to controlling interest	$4,637,000	$(42,445,000)	$4,508,000	$(116,092,000)
Net income (loss) per common share attributable to controlling interest — basic and diluted	$0.02	$(0.22)	$0.02	$(0.60)
Weighted average number of common shares outstanding — basic and diluted	198,733,528	195,027,512	197,832,280	193,660,666
Distributions declared per common share	$0.15	$0.15	$0.45	$0.45

Net income (loss)	$4,461,000	$(56,366,000)	$(1,543,000)	$(155,337,000)
Other comprehensive income (loss):
Foreign currency translation adjustments	355,000	(427,000)	977,000	(1,916,000)
Total other comprehensive income (loss)	355,000	(427,000)	977,000	(1,916,000)
Comprehensive income (loss)	4,816,000	(56,793,000)	(566,000)	(157,253,000)
Less: comprehensive loss attributable to noncontrolling interests	176,000	13,921,000	6,051,000	39,245,000
Comprehensive income (loss) attributable to controlling interest	$4,992,000	$(42,872,000)	$5,485,000	$(118,008,000)

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NET OPERATING INCOME RECONCILIATION
For the Three and Nine Months Ended September 30, 2017 and 2016

NOI is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense, gain or loss on dispositions, impairment of real estate investments, loss from unconsolidated entities, foreign currency gain or loss, other income and income tax benefit (expense). Acquisition fees and expenses are paid in cash by us, and we have not set aside cash on hand to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses are not reimbursed by our advisor or its affiliates and third parties, and therefore if there is no further cash on hand to fund future acquisition fees and expenses, such fees and expenses will need to be paid from additional debt. As a result, the amount of proceeds available for investment, operations and non-operating expenses would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from cash on hand. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses have negative effects on returns to investors, the potential for future distributions and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

NOI is not equivalent to our net income (loss) as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, NOI is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. Investors are also cautioned that NOI should only be used to assess our operational performance in periods in which we have not incurred or accrued any acquisition related expenses.

We believe that NOI is an appropriate supplemental performance measure to reflect the operating performance of our operating assets because NOI excludes certain items that are not associated with the management of the properties. We believe that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

To facilitate understanding of this financial measure, the following is a reconciliation of net income (loss), which is the most directly comparable GAAP financial measure, to NOI for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$4,461,000	$(56,366,000)	$(1,543,000)	$(155,337,000)
General and administrative	9,270,000	7,232,000	24,642,000	21,379,000
Acquisition related expenses	71,000	15,936,000	532,000	24,184,000
Depreciation and amortization	27,579,000	71,384,000	88,442,000	212,596,000
Interest expense	14,832,000	12,038,000	45,312,000	32,404,000
Loss (gain) on dispositions of real estate investments	9,000	—	(3,370,000)	—
Impairment of real estate investments	—	—	4,883,000	—
Loss from unconsolidated entities	1,494,000	2,355,000	3,668,000	6,916,000
Foreign currency (gain) loss	(1,384,000)	1,502,000	(3,697,000)	6,544,000
Other income	(210,000)	(42,000)	(673,000)	(411,000)
Income tax (benefit) expense	(720,000)	(2,000)	(1,498,000)	173,000
Net operating income	$55,402,000	$54,037,000	$156,698,000	$148,448,000

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
FFO AND MFFO RECONCILIATION
For the Three and Nine Months Ended September 30, 2017 and 2016

Due to certain unique operating characteristics of real estate companies, NAREIT, an industry trade group, has promulgated a measure known as funds from operations, a non-GAAP measure, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. The use of funds from operations is recommended by the REIT industry as a supplemental performance measure, and our management uses FFO to evaluate our performance over time. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on funds from operations approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines funds from operations as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to exclude impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions, which can change over time. Testing for an impairment of an asset is a continuous process and is analyzed on a quarterly basis. If certain impairment indications exist in an asset, and if the asset’s carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property and any other ancillary cash flows at a property or group level under GAAP) from such asset, an impairment charge would be recognized. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a further understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income (loss).

However, FFO and MFFO as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We have used the proceeds raised in our initial offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as modified funds from operations, which the IPA has recommended as a supplemental performance measure for publicly registered, non-listed REITs, and which we believe to be another appropriate supplemental performance measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes expensed acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering stage has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering stage and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering stage has been completed and properties have been acquired, as it excludes expensed acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines modified funds from operations as funds from operations further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above- and below-market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect modified funds from operations on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. In as much as interest rate hedges will not be a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses (which include gains and losses on contingent consideration), amortization of above- and below-market leases, amortization of loan and closing costs, change in deferred rent receivables, gains or losses from the early extinguishment of debt, fair value adjustments of derivative financial instruments, gains or losses on foreign currency transactions and the adjustments of such items related to unconsolidated properties and noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the three and nine months ended September 30, 2017 and 2016. Acquisition fees and expenses are paid in cash by us, and we have not set aside cash on hand to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders.

However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent redeployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses are not reimbursed by our advisor or its affiliates and third parties, and therefore if there is no further cash on hand to fund future acquisition fees and expenses, such fees and expenses will need to be paid from additional debt. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, we may pay acquisition fees or reimburse acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties or ancillary cash flows. As a result, the amount of proceeds from borrowings available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from cash on hand.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence, that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our initial offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate funds from operations and modified funds from operations the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.

Neither the United States Securities and Exchange Commission, or SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The following is a reconciliation of net income (loss), which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss)	$4,461,000	$(56,366,000)	$(1,543,000)	$(155,337,000)
Add:
Depreciation and amortization — consolidated properties	27,579,000	71,384,000	88,442,000	212,596,000
Depreciation and amortization — unconsolidated properties	270,000	267,000	795,000	665,000
Impairment of real estate investments	—	—	4,883,000	—
Net loss attributable to redeemable noncontrolling interests and noncontrolling interests	176,000	13,921,000	6,051,000	39,245,000
Less:
Loss (gain) on dispositions of real estate investments	9,000	—	(3,370,000)	—
Depreciation, amortization, impairments and (gain) loss on dispositions related to redeemable noncontrolling interests and noncontrolling interests	(4,792,000)	(17,529,000)	(17,083,000)	(49,523,000)
FFO attributable to controlling interest	$27,703,000	$11,677,000	$78,175,000	$47,646,000

Acquisition related expenses(1)	$71,000	$15,936,000	$532,000	$24,184,000
Amortization of above- and below-market leases(2)	183,000	225,000	538,000	716,000
Amortization of loan and closing costs(3)	57,000	231,000	164,000	607,000
Change in deferred rent receivables(4)	(1,110,000)	(4,520,000)	(3,913,000)	(8,017,000)
Loss on extinguishment of mortgage loan payable(5)	—	—	1,432,000	—
Loss (gain) in fair value of derivative financial instruments(6)	59,000	(989,000)	(44,000)	54,000
Foreign currency (gain) loss(7)	(1,384,000)	1,502,000	(3,697,000)	6,544,000
Adjustments for unconsolidated properties(8)	582,000	713,000	1,520,000	1,627,000
Adjustments for redeemable noncontrolling interests and noncontrolling interests(8)	(495,000)	(567,000)	(1,659,000)	(1,045,000)
MFFO attributable to controlling interest	$25,666,000	$24,208,000	$73,048,000	$72,316,000
Weighted average common shares outstanding — basic and diluted	198,733,528	195,027,512	197,832,280	193,660,666
Net income (loss) per common share — basic and diluted	$0.02	$(0.29)	$(0.01)	$(0.80)
FFO attributable to controlling interest per common share — basic and diluted	$0.14	$0.06	$0.40	$0.25
MFFO attributable to controlling interest per common share — basic and diluted	$0.13	$0.12	$0.37	$0.37
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(1)
In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)
Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3)
Under GAAP, direct loan and closing costs are amortized over the term of our notes receivable and debt security investment as an adjustment to the yield on our notes receivable or debt security investment. This may result in income recognition that is different than the contractual cash flows under our notes receivable and debt security investment. By adjusting for the amortization of the loan and closing costs related to our real estate notes receivable and debt security investment, MFFO may provide useful supplemental information on the realized economic impact of our notes receivable and debt security investment terms, providing insight on the expected contractual cash flows of such notes receivable and debt security investment, and aligns results with our analysis of operating performance.

(4)
Under GAAP, rental revenue or rental expense is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(5)
The loss associated with the early extinguishment of debt includes the write-off of unamortized deferred financing fees, as well as expenses, penalties or other fees incurred in the early extinguishment of debt. We believe that adjusting for such non-recurring losses provides useful supplemental information because such charges (or losses) may not be reflective of on-going transactions and operations and is consistent with management’s analysis of our operating performance.

(6)
Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(7)	We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

(8)
Includes all adjustments to eliminate the unconsolidated properties’ share or redeemable noncontrolling interests and noncontrolling interests’ share, as applicable, of the adjustments described in notes (1) – (7) above to convert our FFO to MFFO.

About Griffin-American Healthcare REIT III, Inc.
Griffin-American Healthcare REIT III, Inc. qualified to be taxed as a real estate investment trust for federal income tax purposes beginning with its taxable year ended December 31, 2014, and intends to continue to qualify to be taxed as a REIT. Griffin-American Healthcare REIT III invests in a diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Company, LLC. For more information regarding Griffin-American Healthcare REIT III, please visit www.HealthcareREIT3.com.

About American Healthcare Investors, LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate. One of the world’s largest managers of healthcare real estate, the company oversees an approximately 30 million-square-foot portfolio valued at approximately $8.7 billion, based on aggregate purchase price, on behalf of multiple investment programs that include thousands of individual and institutional investors. As of September 30, 2017, this international portfolio includes approximately 600 buildings comprised of medical office buildings, hospitals, senior housing, skilled nursing facilities and integrated senior health campuses located throughout the United States and the United Kingdom. The company and its principals have completed in excess of $25 billion in aggregate acquisition and disposition transactions, more than $15 billion of which have been healthcare-related.

American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin Capital Company, LLC
Griffin Capital Company, LLC (“Griffin Capital”) is a leading alternative investment asset manager with approximately $9.6 billion* in assets under management. Founded in 1995, the privately-held firm is led by a seasoned team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued at over $22 billion. The firm manages, sponsors or co-sponsors a suite of carefully curated, institutional quality investment solutions distributed by Griffin Capital Securities, LLC to retail investors through a community of partners, including independent and insurance broker-dealers, wirehouses, registered investment advisory firms and the financial advisors who work with these enterprises. Additional information about Griffin Capital is available at www.griffincapital.com.

*As of Sept. 30, 2017.

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to our continued operational performance, our occupancy and weighted average lease term and our portfolio leverage. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition; uncertainties relating to the strength and financial condition of our current and future real estate investments and their tenants; uncertainties relating to the medical needs and local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our company’s periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.

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